UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 18, 2012

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Second Amended and Restated Management Agreement

On June 18, 2012, ARMOUR Residential REIT, Inc. (the “Company” or “ARMOUR”) and ARMOUR Residential Management LLC, a Delaware limited liability company and external manager of ARMOUR (“ARRM”), further amended and restated the amended and restated management agreement, dated November 6, 2009, between ARMOUR and ARRM (the “First Amended and Restated Management Agreement”), by entering into a second amended and restated management agreement (the “Second Amended and Restated Management Agreement”). Pursuant to the Second Amended and Restated Management Agreement, the initial term of the First Amended and Restated Management Agreement is extended for ten (10) years (the “New Initial Term”) commencing June 18, 2012, unless earlier terminated by either ARMOUR or ARRM, pursuant to the terms of the Second Amended and Restated Management Agreement. In addition, the Second Amended and Restated Management Agreement provides that following the New Initial Term, the Second Amended and Restated Management Agreement will automatically renew for successive 5-year renewal terms (each, a “Renewal Term”), unless either ARMOUR or ARRM gives advance notice to the other of its intent not to renew the Second Amended and Restated Management Agreement prior to the expiration of the New Initial Term or any Renewal Term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the Second Amended and Restated Management Agreement. A copy of the Second Amended and Restated Management Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Management Agreement dated June 18, 2012, between ARMOUR and ARRM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2012

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, Chief Financial Officer, President and Co-Vice Chairman

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Management Agreement dated June 18, 2012, between ARMOUR and ARRM.